UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 9, 2013 (November 21, 2013)

GAMESTOP CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-32637	20-2733559
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

625 Westport Parkway, Grapevine, TX	76051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (817) 424-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Paragraph

On November 21, 2013, GameStop Corp. (the “Company”) issued a press release announcing its financial results for the 13 and 39 week periods ended November 2, 2013 (the “Earnings Release”). A copy of the Earnings Release was furnished with a Current Report on Form 8-K filed on November 21, 2013. This amendment to the registrant’s Form 8-K is being filed solely for the purpose of correcting Schedule I and Schedule II in the Earnings Release that reported sales and gross profit mix by category.

Item 2.02	Results of Operations and Financial Condition.

The Company is filing this Form 8-K/A for the purpose of correcting Schedule I and Schedule II in the Earnings Release that reported sales and gross profit mix by category. In preparation for disclosing sales and gross profit results of its new businesses in greater detail in its Form 10-K for the fiscal year ending February 1, 2014, the Company is making certain modifications to its information management systems and databases to more specifically classify domestic and international results by category.

During this modification process, the Company inadvertently classified and reported certain international New Video Game Software sales and gross profit in the amounts of $31.2 million and $8.0 million, respectively, within New Video Game Hardware sales in Schedule I and New Video Game Hardware gross profit in Schedule II of the Earnings Release. Additionally, the second paragraph of the Earnings Release referenced incorrect percentage increases in sales of new video game hardware and new video game software. Sales of new video game hardware and new video game software should have referenced a decrease of 1.6% and an increase of 47.2%, respectively. The Company is furnishing herewith as Exhibit 99.1 a revised Schedule I Sales Mix table and a revised Schedule II Gross Profit Mix table reflecting the above referenced corrections. The revised data will also be included in the Company’s Form 10-Q for the quarter ended November 2, 2013 due to be filed by December 12, 2013.

The correction does not impact the Company’s overall sales, market share, gross margin, net earnings or any line items in the condensed consolidated statements of operation or its condensed consolidated balance sheets that were presented in the Earnings Release.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

99.1	GameStop Corp. revised Schedule I and Schedule II for the 13 week period ended November 2, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMESTOP CORP.
(Registrant)

Date: December 9, 2013

/s/ Robert A. Lloyd
	Name:	Robert A. Lloyd
	Title:	Executive Vice President &
Chief Financial Officer

GAMESTOP CORP.

EXHIBIT INDEX

Exhibit Number	Description
99.1	GameStop Corp. updated Schedule I and Schedule II for the 13 week period ended November 2, 2013.